Exhibit 99.1

Investor Relations
516-268-7460

DRIVE SHACK INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS AND DECLARES FIRST QUARTER 2018 PREFERRED STOCK DIVIDENDS

NEW YORK—(BUSINESS WIRE) — March 7, 2018 — Drive Shack Inc. (NYSE: DS; the “Company”) today reported the following information for the quarter and full year ended December 31, 2017.

BUSINESS HIGHLIGHTS
▪	Drive Shack – The Company continues to develop its first venue in Orlando, Florida, which is targeted to open in 1Q 2018.
o	The Company has announced other venues to date, which are in various stages of development, and continues to assess a national and global pipeline of locations.
▪	American Golf – As of December 31, 2017, the Company owned, leased or managed 75 golf properties across 13 states.
o
On a same-store basis, excluding managed courses, the traditional golf business ended the fourth quarter with approximately 39,000 Players Club members for public properties, an increase of approximately 2,000 members over the end of the fourth quarter of the prior year.

o
On the private side of the business, there were approximately 8,700 full golf members at the end of the fourth quarter representing an increase of 458 members from the fourth quarter of the prior year. Average annual dues per full golf private member increased by $251 since fourth quarter 2016, on a same-store basis, to $6,288.

▪
Real Estate Debt Portfolio – During the 2017 fiscal year, the Company received approximately $70 million from the full repayment of a resort-related loan and approximately $25 million in net proceeds primarily from the sale of agency securities and repayment of related repurchase agreements.

FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS
▪	GAAP (Loss) Income of ($48) million, or ($0.71)/share vs. $1.07/share in FY 2016
▪	Core Earnings of $14 million, or $0.21/share vs. $0.71/share in FY 2016
o	Decrease primarily due to lower interest income on the resort-related loan

	FY 2017	FY 2016
GAAP (Loss) Income	$(48) million	$71 million
GAAP (Loss) Income per WA Basic Share	$(0.71)	$1.07

Non-GAAP Results:
Core Earnings*	$14 million	$47 million
Core Earnings per WA Basic Share*	$0.21	$0.71

	4Q 2017	4Q 2016
GAAP (Loss) Income	$(25) million	$(21) million
GAAP (Loss) Income per WA Basic Share	$(0.38)	$(0.32)

Non-GAAP Results:
Core Earnings*	$(1) million	$7 million
Core Earnings per WA Basic Share*	$(0.02)	$0.10

WA:  Weighted Average
*For reconciliations of GAAP (Loss) Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

FIRST QUARTER 2018 PREFERRED STOCK DIVIDENDS

Drive Shack Inc.’s Board of Directors declared dividends on the Company’s preferred stock for the period beginning February 1, 2018 and ending April 30, 2018. The dividends are payable on April 30, 2018 to holders of record of preferred stock on April 2, 2018. The Company will pay dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

EARNINGS CONFERENCE CALL
The Company’s management will host a conference call on Wednesday, March 7, 2018 at 9:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, http://ir.driveshack.com.
All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference conference ID “6398404.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://ir.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:30 P.M. Eastern Time on Wednesday, March 21, 2018 by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference conference ID “6398404.”

Consolidated Statements of Operations ($ in thousands, except share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues
Golf course operations	$52,768	$51,537	$221,737	$226,255
Sales of food and beverages	17,634	17,539	70,857	72,625
Total revenues	70,402	69,076	292,594	298,880
Operating costs
Operating expenses	60,175	58,683	247,905	254,353
Cost of sales - food and beverages	5,197	4,454	20,959	21,593
General and administrative expense	5,509	3,494	16,624	13,842
Management fee and termination payment to affiliate	13,378	2,677	21,410	10,704
Depreciation and amortization	6,352	7,246	24,304	26,496
Impairment	—	6,817	60	10,381
Realized and unrealized (gain) loss on investments	(118)	3,821	6,243	685
Total operating costs	90,493	87,192	337,505	338,054
Operating (loss)	(20,091)	(18,116)	(44,911)	(39,174)
Other income (expenses)
Interest and investment income	461	17,521	23,162	91,291
Interest expense, net	(4,246)	(13,779)	(19,581)	(52,868)
Gain (loss) on extinguishment of debt	33	(173)	(294)	(780)
Gain on deconsolidation	—	—	—	82,130
Other (loss) income, net	(311)	(5,020)	388	(3,074)
Total other income (expenses)	(4,063)	(1,451)	3,675	116,699
(Loss) Income before income tax	(24,154)	(19,567)	(41,236)	77,525
Income tax expense (benefit)	(82)	45	965	189
Net (Loss) Income	(24,072)	(19,612)	(42,201)	77,336
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Net (income) loss attributable to noncontrolling interest	—	(92)	—	(257)
(Loss) Income Applicable to Common Stockholders	$(25,467)	$(21,099)	$(47,781)	$71,499
(Loss) Income Applicable to Common Stock, per share
Basic	$(0.38)	$(0.32)	$(0.71)	$1.07
Diluted	$(0.38)	$(0.32)	$(0.71)	$1.04
Weighted Average Number of Shares of Common Stock Outstanding
Basic	66,963,297	66,772,360	66,903,457	66,709,925
Diluted	66,963,297	66,772,360	66,903,457	68,788,440

Consolidated Balance Sheets ($ in thousands, except share data)	December 31, 2017	December 31, 2016

Assets
Current Assets
Cash and cash equivalents	$167,692	$140,140
Restricted cash	5,178	4,992
Accounts receivable, net	8,780	8,047
Real estate securities, available-for-sale	2,294	629,254
Other current assets	23,568	78,687
Total Current Assets	207,512	861,120
Restricted cash, noncurrent	818	1,412
Property and equipment, net of accumulated depreciation	241,258	217,611
Intangibles, net of accumulated amortization	57,276	65,112
Other investments	21,135	19,256
Other assets	8,649	7,447
Total Assets	$536,648	$1,171,958

Liabilities and Equity
Current Liabilities
Obligations under capital leases	$4,652	$3,699
Membership deposit liabilities	8,733	8,491
Repurchase agreements	—	600,964
Accounts payable and accrued expenses	36,797	26,249
Deferred revenue	31,207	29,851
Other current liabilities	22,596	28,968
Total Current Liabilities	103,985	698,222
Credit facilities and obligations under capital leases	112,105	111,585
Junior subordinated notes payable	51,208	51,217
Membership deposit liabilities, noncurrent	86,523	80,549
Deferred revenue, noncurrent	6,930	6,256
Other liabilities	4,846	6,062
Total Liabilities	$365,597	$953,891

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2017 and 2016	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,977,104 and 66,824,304 shares issued and outstanding at December 31, 2017 and 2016, respectively	670	668
Additional paid-in capital	3,173,281	3,172,720
Accumulated deficit	(3,065,853)	(3,018,072)
Accumulated other comprehensive income	1,370	1,168
Total Equity	$171,051	$218,067
Total Liabilities and Equity	$536,648	$1,171,958

Reconciliation of Core Earnings ($ in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
(Loss) Income applicable to common stockholders	$(25,467)	$(21,099)	$(47,781)	$71,499
Add (Deduct)
Impairment	—	6,817	60	10,381
Realized and unrealized (gain) loss on investments	(118)	3,821	6,243	685
Other loss (income)(A)	665	5,579	1,442	(76,760)
Depreciation and amortization(B)	9,028	9,796	34,868	36,749
Acquisition, transaction, restructuring and spin-off related expenses(C)	14,608	1,932	19,498	4,762
Core Earnings	$(1,284)	$6,846	$14,330	$47,316

(A)	Other (loss) income reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Total other income	$(4,063)	$(1,451)	$3,675	$116,699
Add (Deduct)
Equity in earnings from equity method investments (D)	(387)	(386)	(1,536)	(1,516)
Interest and investment income	(461)	(17,521)	(23,162)	(91,291)
Interest expense, net	4,246	13,779	19,581	52,868
Other (loss) income	$(665)	$(5,579)	$(1,442)	$76,760

(B)
Including accretion of membership deposit liabilities of $6.5 million and $5.8 million, and amortization of favorable and unfavorable leasehold intangibles of $4.1 million and $4.5 million, during the years ended December 31, 2017 and 2016, respectively. Including accretion of membership deposit liabilities of $1.7 million and $1.5 million, and amortization of favorable and unfavorable leasehold intangibles of $1.0 million and $1.1 million, for the three months ended December 31, 2017 and 2016, respectively. The accretion of membership deposit liabilities was recorded to interest expense, net and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses.

(C)
Including acquisition and transaction expenses of $8.7 million and $4.4 million and restructuring expenses of $0.1 million and $0.4 million during the years ended December 31, 2017 and 2016, respectively. Including acquisition and transaction expenses of $3.9 million and $1.9 million and restructuring expenses of less than $0.1 million and $0.1 million during the three months ended December 31, 2017 and 2016, respectively. Also includes a $10.7 million payment related to the termination of the Management Agreement during the year ended and the three months ended December 31, 2017. The acquisition and transaction expenses were recorded to general and administrative expense, restructuring expenses were recorded to operating expenses and the termination payment was recorded to management fee and termination payment to affiliate.

(D)
Equity in earnings from equity method investments excludes impairment of $2.9 million during the year ended and the three months ended December 31, 2016. There was no impairment reported during the year ended December 31, 2017.

CORE EARNINGS
The following primary variables impact our operating performance: (i) the current yield earned on our investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield we earn from our non-recourse financing structures, (iii) the interest expense and dividends incurred under our recourse debt and preferred stock, (iv) the net operating income on our real estate and golf investments, (v) our operating expenses and (vi) our realized and unrealized gains or losses, net of related provision for income taxes, including any impairment, on our investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of our operating performance excluding the sixth variable listed above. Core earnings also excludes depreciation and amortization charges, including the accretion of membership deposit liabilities and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to evaluate our performance without taking into account gains and losses, net of related provision for income taxes, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future performance. These adjustments to our income (loss) applicable to common stockholders are not indicative of the performance of the assets that form the core of our activity. Management utilizes core earnings as a measure in its decision-making process relating to the underlying fundamental operations of our investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors in assessing our performance, along with GAAP net income, which is inclusive of all of our activities. Management also believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate our current core performance using the same measure that management uses to operate the business.

Core earnings does not represent an alternative to net income as an indicator of our operating performance or as an alternative to cash flows from operating activities as a measure of our liquidity, and is not indicative of cash available to fund cash needs. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

ABOUT DRIVE SHACK INC.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

FORWARD-LOOKING STATEMENTS
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s targets and expectations regarding Drive Shack’s venue in Orlando, Florida, and other venues in the national and global pipeline of locations. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Drive Shack’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.